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                                                                    EXHIBIT 10.6

                              TREND MINING COMPANY
                                401 FRONT AVENUE
                                     SUITE 1
                           COEUR D'ALENE, IDAHO 83814

                                                                December 6, 2000



Electrum LLC
Caledonian House
Grand Cayman
Cayman Islands
British West Indies

Re:      Loan Facility

Dear Sirs:

Electrum has indicated that it is prepared to fund the loan facility to Trend subject to the following terms, which terms have been, or will be, offered to those other significant shareholders and members of management who are signatories to the side letter agreement accompanying this letter agreement and forming a part hereof:

1) In addition to loans totaling ONE HUNDRED THIRTY-FIVE THOUSAND DOLLARS ($135,000) previously made by Electrum to Trend (the "NOVEMBER LOAN AMOUNT") and documented in the letter agreement between us dated November 17, 2000 (the "NOVEMBER 17TH AGREEMENT"), Electrum hereby agrees to provide to Trend a loan facility in the aggregate amount of up to an additional TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) (the "LOAN FACILITY"). The Loan Facility may be called by Trend, in increments of $50,000 (or more with the consent of Electrum), at any time prior to February 1, 2001 (a "CALL NOTICE") upon not less than five (5) business days' prior written notice addressed by facsimile transmission to Electrum at (a) c/o William Natbony, 212-940-7079, and
         (b) c/o Balan Murugesu, 345-949-8062, in both cases with receipt confirmed by fax reply to the fax number specified by Trend in the notice. A Call Notice will

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         be ineffective unless it complies with the provisions of this paragraph 1 and with the conditions described in paragraph 2.

2) Trend hereby agrees to use the Loan Facility for the sole and exclusive purpose of satisfying its operating costs. Trend agrees to provide Electrum with advance notice of all uses (the "USES") to which monies obtained from the Loan Facility (the "MONIES") will be used and agrees that Electrum may refuse to fund the Monies if it determines that the Uses are inappropriate. Trend agrees to use the Monies only for the Uses agreed to by Electrum. If Trend uses the Monies for a Use to which Electrum has not agreed, the amount owed by Trend hereunder plus THIRTY-FIVE THOUSAND DOLLARS ($35,000) of the amount owed under the November 17th Agreement plus all accrued interest thereon will become immediately due and payable upon demand from Electrum.

3) Trend, for value received, hereby unconditionally promises to pay to Electrum in U.S. dollars and immediately available funds the entire outstanding principal amount of the Monies on or before the earlier of
         (a) June 30, 2001 or (b) completion of a private placement of any portion of the shares of Trend that is the subject of the Offering Memorandum dated December 2000, a copy of which previously was forwarded to Electrum, from the first monies received by Trend therefrom (the "LOAN REPAYMENT DATE"). Trend represents and warrants that it will use its best efforts to ensure that the private placement will be completed prior to February 1, 2001 (the "PROPOSED CLOSING DATE"). Trend further promises to pay interest on such outstanding principal amount at a rate equal to EIGHT PER CENT (8%) per annum, payable semi-annually in arrears. All computations of interest shall be based on a 365-day year and actual days elapsed. (The Monies plus the interest provided for in this paragraph 3 are sometimes referred to herein as the

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         "LOAN AMOUNT"; the Loan Amount plus the November Loan Amount and interest thereon is sometimes referred to herein as the "TOTAL LOAN AMOUNT.")

4) Should the Total Loan Amount not be repaid prior to the Proposed Closing Date, Trend, for value received, hereby agrees to grant to Electrum (and/or its assignee(s)) on February 1, 2001 warrants to purchase 285,000 shares of Trend Common Stock (equal in number to the sum of $35,000 plus the Loan Facility) at any time from the date thereof through and including September 30, 2003 at a price per share of $1.50.

5) Notwithstanding Trend's unconditional obligation to pay the Total Loan Amount when due, instead of receiving repayment of the Total Loan Amount in U.S. dollars, Electrum may elect in a notice sent to Trend on or before the Loan Repayment Date to require Trend to issue to Electrum one "unit" of Trend securities at a value of $1.25 per "unit" for each dollar of the Total Loan Amount (inclusive of interest thereon) due on the Loan Repayment Date. Each "unit" will consist of one (1) share of Trend Common Stock and one (1) warrant to acquire Trend Common Stock at a purchase price of $1.50 per share exercisable by Electrum (and/or its assignee(s)) at any time on or before September 30, 2003. Electrum may make the election described in this paragraph 5 with respect to all or any part of the Total Loan Amount.

6) Trend hereby agrees that Electrum at any time on or before December 31, 2003 may request that Trend use its best efforts to cause the shares, the warrants and the shares of Common Stock receivable upon exercise of the warrants described in paragraphs 4 and 5 to be registered under the Securities Act of 1933 and the "Blue Sky" laws of such jurisdictions as are requested by Electrum.

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7)       In consideration of Electrum's providing the Loan Facility and being repaid out of the first anticipated proceeds from future offerings of Trend stock, each of Kurt J. Hoffman, Blaze Julum, John Ryan and Howard Crosby have executed or will execute the form of side letter agreement attached hereto, which side letter agreements are a necessary co-requisite to Electrum's agreement hereunder.

8) The provisions of this letter agreement, and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with the laws of the State of New York without reference to conflicts or choice of law provisions thereof, and may not be amended or waived without the express written consent of Electrum.

9) Trend hereby agrees that all costs for obtaining this Loan Facility, including for the preparation of this letter agreement and the side letter agreements and the legal costs thereof, shall be borne entirely by Trend.

10) This letter agreement may be signed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                            Sincerely,



                                            By:      /s/ Kurt Hoffman
                                                 ------------------------------
                                            Name:  Kurt J. Hoffman
                                            Title:  President

                                            ELECTRUM LLC



                                            By:      /s/ Thomas Kaplan
                                                 ------------------------------
                                            Name:  Thomas Kaplan
                                            Title:  Director


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      [LETTERHEAD OF EACH INDIVIDUAL: HOFFMAN, JULUM, RYAN AND CROSBY]


                                                               December 6, 2000




Electrum LLC
Caledonian House
Grand Cayman Islands
British West Indies

Re: Loan Facility pursuant to Letter Agreement between Trend Mining Company and Electrum LLC dated December 6, 2000

Dear Sirs:

This side letter agreement is to be read together with, is given in consideration of, and forms part of the letter agreement between Trend Mining Company and Electrum LLC dated December 6, 2000 (the "LETTER AGREEMENT"). Capitalized terms used in this side letter agreement shall have the meanings ascribed to them in the Letter Agreement.

In consideration of Electrum's providing the Loan Facility described in the Letter Agreement, I hereby agree, individually and on behalf of each entity controlled by me as well as any entity in which I hold a beneficial interest and which holds a direct or indirect shareholder interest in Trend, that neither I nor any such entity shall, without the prior express written consent of Electrum, (i) sell, give, assign, hypothecate, pledge, encumber, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, lend, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) or otherwise transfer (each a "TRANSFER") any Trend Shares ("SHARES," as further defined below) or any right, title, or interest therein or thereto or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of

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any Shares (whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any Shares or other securities, in cash or otherwise) earlier than the date on which the Loan Amount is repaid in full. Any attempt to transfer any Shares or any rights thereunder in violation of this paragraph shall be null and void AB INITIO and I hereby authorize Trend to not give effect to any such attempt. As used in this paragraph, Shares shall mean all shares, whether held directly or indirectly, whether now owned or hereafter acquired, of Common Stock and any options or warrants to acquire Common Stock.

The provisions of this side letter agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with the laws of the State of New York without reference to conflicts or choice of law provisions thereof, and may not be amended or waived without the express written consent of Electrum.

This side letter agreement may be signed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                                           Sincerely,



                                           -------------------------------
                                           Name:

AGREED AND ACCEPTED TO:
ELECTRUM LLC



By:
   ----------------------------
         Name:  Thomas Kaplan
         Title:  Director